UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Material Compensatory Contract

On April 11, 2017, the named executive officers of Baxter International Inc. (the “Company”) began entering into Non-Competition, Non-Solicitation and Confidentiality Agreements (each a “Non-Competition Agreement”) with the Company. The Non-Competition Agreements are being entered into in connection with the March 2, 2017 issuance of annual equity grants under the Company’s 2017 Equity Plan (the “Plan”). It is anticipated that all participants will enter into a Non-Competition Agreement by May 19, 2017.

Each Non-Competition Agreement contains confidentiality, non-solicitation, intellectual property assignment and certain cooperation covenants. It also contains a non-competition covenant pursuant to which the related participant agrees not to, directly or indirectly, own, manage, operate, control, be employed by or otherwise render services to any Competing Organization (i) in a capacity that involves any Competing Product and in which he or she may potentially disclose Confidential Information (each as defined in the Non-Competition Agreement) or (ii) in a position with responsibilities similar to those he or she had with the Company during the three years preceding the termination or his or her employment with the Company and in which he or she may potentially disclose or use Confidential Information, in each case, for a period of one year after the termination or his or her employment with the Company for any reason.

In the event a participant breaches the term of his or her Non-Competition Agreement, the participant’s unvested equity awards will be cancelled. Additionally, (i) all equity awards that vested in the 12 months prior to termination shall be forfeited, (ii) all awards that vested after termination as a result of a Qualifying Retirement (as defined in the Plan) shall be forfeited and (iii) in the event the participant sold shares from any awards described under clause (i) or (ii), then he or she shall make a cash payment to the Company in an amount equal to the value recognized from the sale or exercise of such awards within 30 business days of written notice by the Company. The clawback provisions of this paragraph do not apply to any equity award issued prior to March 1, 2017.

The description of the Non-Competition Agreement contained herein is qualified in its entirety by reference to the full text of the Non-Competition Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference.

Item 8.01	Other Events.

On April 12, 2017, one of the Company’s employees received a grand jury subpoena issued by the United States District Court for the Eastern District of Pennsylvania, prepared by the U.S. Department of Justice, Antitrust Division, pursuant to a criminal investigation. The subpoena calls for production of documents and testimony regarding the manufacturing, selling, pricing and shortages of intravenous solutions and containers (including saline solutions and certain other injectable medicines sold by the Company) and communications with competitors regarding the same. The Company is cooperating with the U.S. Department of Justice on this investigation. As previously disclosed, the New York Attorney General’s office has previously requested that the Company provide information regarding business practices in the IV saline industry.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Non-Competition, Non-Solicitation and Confidentiality Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2017

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. McIntosh
Ellen K. McIntosh
Corporate Vice President, Associate General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Form of Non-Competition, Non-Solicitation and Confidentiality Agreement

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